Exhibit (j)(2)
[PwC Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Investment Fund (1933 Act File No. 002-34393 and 1940 Act File No. 811-01879) for Janus Preservation Series – Global (Series ID: S000035098) and Janus Preservation Series – Growth (Series ID: S000031892) of our report dated February 28, 2014, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
January 27, 2015